                                                                    EXHIBIT 99.3

                   LETTER OF TRANSMITTAL AND FORM OF ELECTION

                     WITH RESPECT TO SHARES OF COMMON STOCK

                                       OF

                          FIRST FIDELITY BANCORP, INC.

     IN CONNECTION WITH THE PROPOSED MERGER OF FIRST FIDELITY BANCORP, INC.

                               WITH A SUBSIDIARY

                                       OF

                        HAWTHORNE FINANCIAL CORPORATION

     This Letter of Transmittal and Form of Election ("Letter of Transmittal") is being delivered to you in connection with the proposed merger (the "Merger") of First Fidelity Bancorp, Inc. ("Fidelity") with a subsidiary of Hawthorne Financial Corporation ("HFC"), pursuant to the Agreement and Plan of Merger, dated as of March 19, 2002, and amended and restated on April 24, 2002 (as of March 19, 2002), by and among HFC, Fidelity, Hawthorne Savings, F.S.B., First Fidelity Investment and Loan, and HF Merger Corp. (the "Merger Agreement"). In order for holders of shares of Fidelity Series A Common Stock, par value $0.01 per share ("Fidelity Series A Common Stock") and holders of shares of Fidelity Series B Common Stock, par value $0.01 per share ("Fidelity Series B Common Stock," and together with the Fidelity Series A Common Stock, the "Fidelity Stock") to receive the Merger Consideration (as defined below), this Letter of Transmittal must be completed. Any holder of shares of Fidelity Stock who wishes to make an Election (as defined below) as to the form of Merger Consideration such holder prefers must arrange for this Letter of Transmittal, properly completed, together with (1) the certificates (the "Certificates") representing shares of Fidelity Stock as to which an Election is being made (or a guarantee of delivery as provided herein) and (2) all other required documents, to be received by the Exchange Agent prior to 5:00 p.m., Pacific Time on July 22, 2002, unless extended to a later date by the mutual agreement of HFC and Fidelity (the "Election Deadline").

     Each Election is subject to the terms, conditions, and limitations set forth in (a) the Joint Proxy Statement/ Prospectus, dated June 18, 2002, relating to the Merger (the "Proxy Statement/Prospectus"), which has been provided to each record holder of Fidelity Stock as of the record date, June 8, 2002, (b) the Merger Agreement, attached as Annex A to the Proxy Statement/Prospectus, and (c) the accompanying instructions, each of which you are urged to read. These three documents qualify the following summary in its entirety:

     Each registered holder of Fidelity Stock is entitled, with respect to the Merger Consideration to be received for each share of Fidelity Stock held by such holder, to elect to receive: (1) a fraction of a share of HFC common stock, par value $0.01 per share ("HFC Stock") equal to the Exchange Ratio (as defined below) (a "Stock Election"), (2) cash in the amount of $36.6049 (a "Cash Election") or (3) a combination of shares of HFC Stock (at the rate of the Exchange Ratio for each whole share of Fidelity Stock) and cash (at the rate of $36.6049 for each whole share of Fidelity Stock) (a "Combination Election"). If a holder of Fidelity Stock does not make an effective Election for all shares of Fidelity Stock listed under "Description of Fidelity Stock", or if this Letter of Transmittal, accompanied by all required documents including, in most circumstances, Certificates, is not received by the Exchange Agent prior to 5:00 p.m., Pacific Time on July 22, 2002, such holder's shares of Fidelity Stock will be deemed "Undesignated Shares." The HFC Stock and/or cash into which a share of Fidelity Stock is converted in the Merger is referred to herein as the "Merger Consideration." For the purposes of this Letter of Transmittal, an "Election" means either a Stock Election, a Cash Election or a Combination Election.

     The "Exchange Ratio" initially shall be 1.5151 shares of HFC Stock for each share of Fidelity Stock, with such ratio being subject to possible adjustment if the price of a share of HFC Stock price falls below $19.328 and such decline in HFC Stock price is greater by a factor of 20% than the decline of the "index group" identified in the Merger Agreement.

     If the aggregate number of shares of Fidelity Stock as to which Stock Elections and Combination Elections for HFC Stock have been effectively made would require HFC to issue more than 1,276,555 shares of HFC Stock, then (1) all Undesignated Shares and shares with respect to which appraisal rights have been perfected in accordance with Delaware law ("Dissenting Shares") will be deemed to have made Cash Elections and (2) each holder of shares who made an effective Stock Election or Combination Election for HFC will be entitled to a prorated number of shares of HFC Stock (at the rate of the Exchange Ratio for each whole share of Fidelity Stock) and a prorated amount of cash (at the rate of $36.6049 for each whole share of Fidelity Stock) for such shares of Fidelity Stock such that the result of the allocation and proration procedure shall be that HFC need not issue more than 1,276,555 shares of HFC Stock as Merger Consideration.

     Correspondingly, if the aggregate number of shares of Fidelity Stock as to which Stock Elections and Combination Elections for HFC Stock have been effectively made would require HFC to issue less than 1,256,555 shares of HFC Stock, then the Exchange Agent will select by lot such number of holders of Undesignated Shares to receive HFC Stock as will be necessary so that the number of shares of Fidelity Stock for which Stock Elections and Combination Elections for HFC Stock have been made or are deemed to have been made with respect to such Undesignated Shares will result in HFC issuing at least 1,256,555 shares of HFC Stock as Merger Consideration. In the event that all Undesignated Shares plus all shares of Fidelity Stock as to which Stock Elections and Combination Elections for HFC Stock have been made still would not suffice to allow HFC to issue at least 1,256,555 shares of HFC Stock, then each holder of HFC Stock who made an effective Cash Election or Combination Election for cash will be entitled to a prorated amount of cash and a prorated number of shares of HFC Stock such that the proration and allocation process shall result in the issuance by HFC of at least 1,256,555 shares of HFC Stock as Merger Consideration.

     ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT A HOLDER OF FIDELITY STOCK MAKING AN ELECTION WILL RECEIVE THE PRECISE PROPORTION OF HFC STOCK AND/OR CASH INDICATED BY SUCH HOLDER'S ELECTION.

     Each holder of shares of Fidelity Stock exchanged pursuant to the Merger who otherwise would have been entitled to receive a fraction of a share of HFC Stock will receive cash (without interest) in an amount equal to such fractional part of a share of HFC Stock multiplied by the Final HFC Stock Price (determined by calculating the average daily closing prices of a share of HFC Stock on the Nasdaq National Market as reported in The Wall Street Journal for the 15 consecutive trading days ending on the second trading day prior to the day on which the Merger is completed).

     The tax consequences to holders of Fidelity Stock will vary depending upon, among other things, the form of Merger Consideration into which such holders' shares of Fidelity Stock is converted in the Merger. Each Fidelity shareholder should consult his or her own financial advisor and tax advisor as to the specific consequences of the Merger and Election to such shareholder. Please read carefully the accompanying instructions to this Letter of Transmittal prior to completing this Letter of Transmittal.

THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED, AND ACCOMPANIED BY ALL REQUIRED DOCUMENTS, INCLUDING, IN MOST CIRCUMSTANCES, STOCK CERTIFICATES, MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., PACIFIC TIME, ON JULY 22, 2002.

                             THE EXCHANGE AGENT IS:

                         MELLON INVESTOR SERVICES, LLC

                    By Mail:                                     By Hand/Overnight Delivery:

         Mellon Investor Services, LLC                          Mellon Investor Services, LLC
                 [NEED ADDRESS]                                         [NEED ADDRESS]

------------------------------------------------       ------------------------------------------------
------------------------------------------------       ------------------------------------------------
------------------------------------------------       Attn: ------------------------------------------
Attn: ------------------------------------------

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)

                               (___) ____________

                                 [NEED NUMBERS]
                             Confirm by telephone:

                               (___) ____________

     THIS LETTER OF TRANSMITTAL, COMPLETED, SIGNED AND ACCOMPANIED BY ALL OTHER REQUIRED DOCUMENTS, SHOULD BE RETURNED TO THE EXCHANGE AGENT IN THE ACCOMPANYING PINK ENVELOPE. UNLESS YOU INTEND TO EXERCISE DISSENTERS' RIGHTS, YOU SHOULD COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL AND THE OTHER REQUIRED DOCUMENTS PRIOR TO THE ELECTION DEADLINE WHETHER YOU INTEND TO VOTE "FOR" OR "AGAINST" THE MERGER AGREEMENT AND THE MERGER. IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON, INCLUDING FOR FAILURE TO OBTAIN THE APPROVAL OF FIDELITY SHAREHOLDERS, YOUR CERTIFICATES WILL BE RETURNED TO YOU. HOWEVER, IF THE MERGER AGREEMENT AND MERGER ARE APPROVED BY FIDELITY SHAREHOLDERS AND THE MERGER IS CONSUMMATED, YOU WILL NOT HAVE ANOTHER OPPORTUNITY TO MAKE AN ELECTION AS TO THE FORM OF MERGER CONSIDERATION YOU PREFER TO RECEIVE.

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 WHICH IS ATTACHED HERETO.

     DO NOT ENCLOSE THE PROXY CARD FOR THE FIDELITY STOCKHOLDERS' MEETING WITH THIS LETTER OF TRANSMITTAL. THE PROXY CARD SHOULD BE RETURNED IN THE BLUE ENVELOPE TO FIRST FIDELITY BANCORP. PLEASE NOTE THAT ONLY HOLDERS OF FIDELITY SERIES A COMMON STOCK WILL RECEIVE A PROXY CARD.

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                                                  DESCRIPTION OF FIDELITY STOCK
                                           (ATTACH SEPARATE SIGNED LIST IF NECESSARY)
---------------------------------------------------------------------------------------------------------------------------------
        NAME AND ADDRESS OF REGISTERED HOLDER
       AND NUMBER OF SHARES OF FIDELITY STOCK                                                NUMBER OF SHARES OF FIDELITY STOCK
              OF SUCH REGISTERED HOLDER                        CERTIFICATE NUMBERS               EVIDENCED BY CERTIFICATE(S)
---------------------------------------------------------------------------------------------------------------------------------

                                                       ------------------------------------------------------------------------
                                                       ------------------------------------------------------------------------
                                                       ------------------------------------------------------------------------

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

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE CAREFULLY READ THE INSTRUCTIONS
      ACCOMPANYING THIS LETTER OF TRANSMITTAL BEFORE MAKING ANY ELECTION.

--------------------------------------------------------------------------------
                                    ELECTION
                          (See Instructions B1 and B2)
                              (CHECK ONLY ONE BOX)
--------------------------------------------------------------------------------
  TOTAL NUMBER OF SHARES
  OF FIDELITY STOCK WITH
   RESPECT TO WHICH AN                [ ]                        [ ]
  ELECTION IS BEING MADE         CASH ELECTION              STOCK ELECTION
-------------------------

--------------------------------------------------------------------------------

--------------------------  -----------------------------------------------------
                                                  ELECTION
                                        (See Instructions B1 and B2)
                                            (CHECK ONLY ONE BOX)
--------------------------  -----------------------------------------------------
                            [ ] COMBINATION ELECTION
                            --------------------------------------------------
  TOTAL NUMBER OF SHARES
  OF FIDELITY STOCK WITH         CASH (NUMBER OF            STOCK (NUMBER OF
   RESPECT TO WHICH AN          SHARES OF FIDELITY         SHARES OF FIDELITY
  ELECTION IS BEING MADE              STOCK)                     STOCK)
-------------------------    --------------------------------------------------
--------------------------------------------------------------------------------   -------------------------------------------------
----

     EXCEPT IF OTHERWISE INDICATED IN WRITING ON THE LINES SET FORTH IMMEDIATELY FOLLOWING THIS PARAGRAPH, THE ABOVE ELECTION IS FOR ALL OF THE SHARES OF FIDELITY STOCK IDENTIFIED IN THE "DESCRIPTION OF FIDELITY STOCK" SET FORTH ABOVE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Holders of Fidelity Stock whose Certificate(s) are not immediately available or who cannot deliver their Certificate(s) and other required documents to the Exchange Agent prior to the Election Deadline and who wish to make an Election must complete this Letter of Transmittal and otherwise comply with the Guarantee of Delivery procedures, including (1) the completion of the Guarantee of Delivery at the time this Letter of Transmittal is completed and
(2) delivery of the underlying shares of Fidelity Stock on a timely basis. See Instruction A.2. Elections with respect to all shares of Fidelity Stock subject to a Guarantee of Delivery must be made above at the time the Guarantee of Delivery is completed. In addition, at the time the Certificate(s) are delivered pursuant to the Guarantee of Delivery, the guarantor must submit to the Exchange Agent another Letter of Transmittal with only the section entitled "Notice of Delivery Under Guarantee" below properly completed (or must otherwise provide such information to the Exchange Agent) to enable the Exchange Agent to identify the Certificate(s) or shares of Fidelity Stock being delivered. No change in a Fidelity stockholder's Election may be made pursuant to the Letter of Transmittal delivering Certificate(s) or shares of Fidelity Stock previously covered by a Guarantee of Delivery. If the guarantor fails to deliver the Certificate(s) in accordance with the terms of the Guarantee of Delivery, without limitation of any other recourse, any purported Election with respect to the shares of Fidelity Stock subject to such guarantee will be void. The Guarantee of Delivery procedures should not be used for lost, destroyed or stolen Certificate(s). See Instruction C.8.

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                             GUARANTEE OF DELIVERY
       (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH. SEE
                                INSTRUCTION A2.)

        The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, of Certificates for the shares of Fidelity Stock to which this Letter of Transmittal relates, duly endorsed in blank or otherwise acceptable in form for transfer on the books of Fidelity, no later than 5:00 p.m., Pacific Time, on the third Nasdaq National Market trading day after the date of execution of this Guarantee of Delivery. THIS BOX IS NOT TO BE USED TO GUARANTEE SIGNATURES. SEE INSTRUCTION A4.

Dated: ________________________, 2002                        Number of shares of Fidelity Stock:  ________________

                                                             -----------------------------------------------------------
                                                             (FIRM -- PLEASE PRINT)

                                                             -----------------------------------------------------------
                                                             (AUTHORIZED SIGNATURE)

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                       NOTICE OF DELIVERY UNDER GUARANTEE
  (THIS SECTION TO BE COMPLETED AND DELIVERED WITH CERTIFICATES FOR SHARES OF
                                 FIDELITY STOCK
                 DELIVERED PURSUANT TO A GUARANTEE OF DELIVERY)

Name(s) of registered holder(s):
__________________________________________________________________

Window Ticket no. (if any): ____________ Date of execution of Guarantee of
Delivery:  ___________________

Name of institution which provided Guarantee of Delivery:
 ____________________________________________

Ladies and Gentlemen:

     The undersigned hereby surrenders the Certificate(s) evidencing the shares of Fidelity Stock listed above (or such delivery is guaranteed in accordance with the terms hereof), and elects, upon consummation of the Merger, to have such shares of Fidelity Stock converted into the Merger Consideration, or, if a timely Election is not duly made, to have such shares of Fidelity Stock treated as Undesignated Shares.

     The undersigned understands that the purpose of the Election procedure is to permit holders of Fidelity Stock to express their preferences for the type of consideration they wish to receive in the Merger; provided, however, that such Elections by holders of Fidelity Stock shall result in HFC issuing at least 1,256,555 shares of HFC Stock, and not more than 1,276,555 shares of HFC Stock.

     HFC's acceptance of Fidelity Stock delivered pursuant to this Letter of Transmittal will constitute a binding agreement between the undersigned and HFC upon the terms and subject to the conditions listed in this Letter of Transmittal.

     The undersigned authorizes and instructs you, as Exchange Agent, to deliver shares of Fidelity Stock listed above and to receive on behalf of the undersigned, in exchange for the shares of Fidelity Stock represented thereby, any check for the cash and/or any certificates for the shares of HFC Stock issuable in the Merger.

     The undersigned understands and acknowledges that all questions as to the validity, form, and eligibility of any Election and delivery and/or surrender of Certificate(s) and shares of Fidelity Stock hereunder shall be reasonably determined by the Exchange Agent, and such determination shall be final and binding. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

     Unless otherwise indicated in the box entitled "Special Payment Instructions," please issue any check and register any certificate for shares of HFC Stock in the name of the registered holder(s) of the shares of Fidelity Stock appearing above under "Description of Fidelity Stock." Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions," please mail any check and any certificate for shares of HFC Stock to the registered holder(s) of the shares of Fidelity Stock at the address(es) of the registered holder(s) appearing above under "Description of shares of Fidelity Stock." In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue any check and any certificate for shares of Fidelity Stock in the name(s) of, and mail such check and such certificate to the person(s) so indicated.

                          SPECIAL PAYMENT INSTRUCTIONS
                        (SEE INSTRUCTIONS A.4. AND C.3.)

To be completed ONLY if the check is to be made payable to, or the certificates for shares of HFC Stock are to be registered in, the name of someone other than the undersigned.

Name
--------------------------------------------------------------------------------
                                 (PLEASE PRINT)
Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                        ZIP CODE

--------------------------------------------------------------------------------
               TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER
                           (SEE SUBSTITUTE FORM W-9)



                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS A.4. AND C.3.)

To be completed ONLY if the check or the certificates for shares of HFC Stock are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown under "Description of Fidelity Stock."

Mail checks and/or certificate to:

Name
--------------------------------------------------------------------------------
                                 (PLEASE PRINT)
Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                        ZIP CODE

                                   IMPORTANT!
                      ALL FIDELITY STOCKHOLDERS SUBMITTING
                   THIS LETTER OF TRANSMITTAL MUST SIGN HERE

     The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Letter of Transmittal and to surrender the Certificate(s) surrendered herewith (or covered by a Guarantee of Delivery in Accordance with the terms hereof), free and clear of any liens, claims, charges, or encumbrances whatsoever. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Exchange Agent or HFC to be necessary or desirable to complete the sale, assignment, transfer, cancellation, and retirement of the shares of Fidelity Stock delivered herewith.

SIGN HERE:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          (SIGNATURE(S) OF HOLDER(S))

Name(s):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

--------------------------------------------------------------------------------
                        (AREA CODE AND TELEPHONE NUMBER)

Dated:
--------------------------------------------------------------------------------

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or other person or entity acting in a fiduciary capacity, set forth full title and see Instruction A.3.



                              SIGNATURE GUARANTEE
          (Complete Only If Required -- See Instructions A.3 and A.4)

NOTE: A NOTARIZATION BY A NOTARY
PUBLIC IS NOT ACCEPTABLE

FOR USE BY ELIGIBLE INSTITUTIONS ONLY

PLACE MEDALLION GUARANTEE IN
SPACE BELOW

                           IMPORTANT TAX INFORMATION

     In order to ensure compliance with federal income tax requirements, each holder of shares of Fidelity Stock is requested to provide the Exchange Agent with his or her correct TIN and to certify whether he or she is subject to backup federal income tax withholding by completing and signing the Substitute Form W-9 below. (See Instruction C and accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9)

PAYER: MELLON INVESTOR SERVICES, LLC
----------------------------------------------------------------------------------------------------------------------------------

 SUBSTITUTE                      PART I -- PLEASE PROVIDE YOUR TIN,                      ----------------------------------------
 FORM W-9                         (OR, IF AWAITING TIN, WRITE                            Social security number
                                  "APPLIED FOR") IN THE BOX AT RIGHT                     OR
 DEPARTMENT OF THE TREASURY       AND CERTIFY BY SIGNING AND
 INTERNAL REVENUE SERVICE         DATING BELOW                                          ----------------------------------------
                                                                                         Employer identification number
 PAYER'S REQUEST FOR
 TAXPAYER IDENTIFICATION
 NUMBER (TIN)
                                 -----------------------------------------------------------------------------------------------

                                  PART II -- For Payees Exempt From Backup Withholding, see the accompanying
                                  Instructions and complete as instructed therein.
                                  Certification -- Under penalties of perjury, I certify that:
                                  (1) The number shown on this form is my correct Taxpayer Identification Number (or
                                      I am waiting for a number to be issued), and
                                  (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue
                                      Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
                                  (3) I am a U.S. Person (including a U.S. resident alien).
----------------------------------------------------------------------------------------------------------------------------------
 CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the
 IRS that you are subject to backup withholding because of you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement
 (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (Also, see instructions in the enclosed Guidelines.)

 SIGNATURE OF U.S. PERSON                                                               DATE                              , 2002
----------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 30% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

     Questions and requests for assistance or additional copies of the Proxy Statement/Prospectus or this Letter of Transmittal may be directed to Maria Arakaki at (949) 863-0222.